AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 2018
Registration No. 333-203565

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Voltari Corporation
(Exact name of registrant as specified in its charter)

Delaware	90-0933943
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700
New York, NY 10153
(212) 388-5500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated 2004 Stock Incentive Plan of Motricity, Inc.
Motricity, Inc. 2010 Long-Term Incentive Plan
(Full Title of the Plan)

Kenneth Goldmann
767 Fifth Avenue, Suite 4700
New York, NY 10153
(212) 388-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
James E. Bedar, Esq.
Jason S. McCaffrey, Esq.
Brown Rudnick LLP
One Financial Center
Boston, MA 02111
Telephone: (617) 856-8200
Facsimile: (617) 856-8201

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)
		Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 (the “Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-203565) (the “Registration Statement”) of Voltari Corporation (the “Company”) pertaining to the registration of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) issuable under the Amended and Restated 2004 Stock Incentive Plan of Motricity, Inc. and the Motricity, Inc. 2010 Long-Term Incentive Plan (together, the “Company Plans”), which was filed on April 22, 2015 with the Securities and Exchange Commission (the “SEC”). The Common Stock issuable under the Company Plans were previously registered with the SEC by Motricity, Inc. on June 29, 2010 and June 1, 2012 (Reg. Nos. 333-167862 and 333-181843, respectively). The Company, as successor registrant to Motricity, Inc., expressly adopted the Registration Statements as the registration statements of the Company.

Pursuant to this Amendment, the Company hereby removes and withdraws from registration all shares of the Company’s Common Stock that remain unissued under the Registration Statement. As a result of this deregistration, no securities remain registered for issuance pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 19, 2018.
VOLATARI CORPORATION

By:	/s/ Kenneth Goldmann
Name: Kenneth Goldmann
Title: Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth Goldmann	Principal Executive Officer (principal executive officer)	March 19, 2018
Kenneth Goldmann

/s/ Peter Kaouris	Chief Accounting Officer (principal financial officer)	March 19, 2018
Peter Kaouris

/s/ Peter Shea	Chairman of the Board	March 19, 2018
Peter Shea

/s/ Jaffrey A. Firestone	Director	March 19, 2018
Jaffrey A. Firestone

/s/ Kevin Lewis	Director	March 19, 2018
Kevin Lewis

/s/ Sachin Latawa	Director	March 19, 2018
Sachin Latawa